UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2010

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01      Other Events

Effective November 17, 2010; Revett Minerals Inc. (“Revett” or the “Company”) completed a share consolidation (reverse stock split) of its common shares on a one for five basis. The consolidation became effective for trading purposes on November 19, 2010.

Shareholders voted in favor of a share consolidation at the Annual and Special Meeting held on June 16, 2010, giving the board authority to implement a share consolidation. The board decided to implement the share consolidation for the purpose of seeking a stock exchange listing in the USA. The Company will remain listed on the TSX. Following the consolidation, the total issued and outstanding common shares of the Company is 32,421,636 basic and 36,069,436 fully diluted.

A letter of transmittal was mailed to registered shareholders on November 17, 2010. Registered shareholders wishing to receive a new share certificate evidencing their post consolidation shares must complete the letter of transmittal and follow the instructions contained in the letter of transmittal. Shareholders owning shares through a broker or other nominee will have their positions automatically adjusted and will not be required to take any action in connection with the share consolidation.

ITEM 9.01      Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: November 17, 2010	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary